Exhibit 1.1

EnLink Midstream Partners, LP

4.150% Senior Notes due 2025
5.050% Senior Notes due 2045

Underwriting Agreement

New York, New York
May 7, 2015

To the Representatives named in

Schedule I hereto of the several

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, (i) $750,000,000 aggregate principal amount of its 4.150% Senior Notes due 2025 (the “2025 Notes”) and (ii) $150,000,000 aggregate principal amount of its 5.050% Senior Notes due 2045 (the “2045 Notes” and, together with the 2025 Notes, the “Securities”).  The 2025 Notes will be issued under the indenture (the “Base Indenture”) dated as of March 19, 2014, between the Partnership and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the third supplemental indenture to be dated as of May 12, 2015 (the Base Indenture, as so supplemented, the “2025 Notes Indenture”), and the 2045 Notes will be issued under the Base Indenture, as supplemented by the second supplemental indenture dated as of November 12, 2014 (the Base Indenture, as so supplemented, the “2045 Notes Indenture”).  The 2045 Notes constitute additional notes and will be issued pursuant to and in compliance with Sections 2.04 and 2.05 of the 2045 Notes Indenture.  For the avoidance of doubt, it is understood and agreed that for the purposes of this agreement, the term “2045 Notes” shall exclude the $300,000,000 in aggregate principal amount of 5.050% Senior Notes due 2045 sold by the Partnership on November 12, 2014.  To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Certain terms used herein are defined in Section 19 hereof.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base

Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

The direct and indirect subsidiaries of the Partnership listed under the caption “Operating Subsidiaries” on Schedule III hereto are hereinafter collectively referred to as the “Operating Subsidiaries.”  The Partnership,  EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Operating Subsidiaries are hereinafter collectively referred to as the “Partnership Entities.”

1.             Representations and Warranties.  The Partnership represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)           The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File No. 333-194465), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The Partnership will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)           On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects to the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the 2025 Notes Indenture and the 2045 Notes Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the

Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)           (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Partnership agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)           (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(f)            Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g)           The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(h)           Each of the Partnership Entities has been duly organized or formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction set forth opposite its name in Schedule III hereto with full power and authority to own or lease its properties and to conduct its business in all material respects, in each case as described in the Disclosure Package and the Final Prospectus. Each of the Partnership Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to register or qualify would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Partnership Entities, taken as a whole (“Material Adverse Effect”).

(i)            The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership. EnLink Midstream Operating GP, LLC, a Delaware limited liability company (the “Operating GP”), has all necessary limited liability company power and authority to act as general partner of EnLink Midstream Operating, LP, a Delaware limited partnership (the “Operating Partnership”).

(j)            The General Partner is the sole general partner of the Partnership.  As of the date hereof, the General Partner has a 0.55% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership dated as of July 7, 2014 (as amended to date, the “Partnership Agreement”); and the General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests or claims (collectively, “Liens”), except restrictions on transferability contained in Section 4.6 of the Partnership Agreement or as described in the Disclosure Package and the Final Prospectus.

(k)           As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 284,330,735 common units representing limited partner interests in the Partnership (excluding the Class C Units, as defined below) (the “Common Units”) and 6,704,285 Class C common units representing limited partner interests in the Partnership (the “Class C Units”) and the incentive distribution rights, as defined in the Partnership Agreement (the “Incentive Distribution Rights”).  All outstanding Common Units, Class C Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(l)            As of the date hereof, (i) EnLink Midstream, Inc., a Delaware corporation (“EMI”), owns 17,431,152 Common Units (the “EMI Units”), (ii) Acacia Natural Gas Corp. I, Inc., a Delaware corporation (“Acacia”), owns 31,618,311 Common Units (the “Acacia Units”), (iii) Devon Energy Corporation, a Delaware corporation, owns, directly or indirectly, 94,660,600 Common Units (excluding the EMI Units and the Acacia Units) and (iv) the General Partner owns all of the Incentive Distribution Rights.  EMI owns the EMI Units, Acacia owns the Acacia Units and the General Partner owns the Incentive Distribution Rights, in each case, free and clear of all Liens, except (A) with respect to the Incentive Distribution Rights, restrictions on transferability contained in Section 4.7 of the Partnership Agreement and as described in the Disclosure Package and the Final Prospectus and (B) Liens arising under the Credit Agreement, dated as of March 7, 2014 (as amended to date, the “ENLC Credit Agreement”), among EnLink Midstream, LLC, a Delaware limited liability company (“ENLC”), Bank of America, N.A. and certain other parties.

(m)          All of the issued and outstanding equity interests of each Operating Subsidiary (other than EnLink Midstream Holdings, LP, a Delaware limited partnership (“EnLink Midstream Holdings”), and Acacia Natural Gas L.L.C., a Delaware limited liability company, EnLink Midstream Services, LLC, a Texas limited liability company, and SWG Pipeline, L.L.C., a Texas limited liability company, each of which are wholly-owned subsidiaries of EnLink Midstream Holdings (collectively with EnLink Midstream Holdings, the “Midstream Holdings Entities”)) (i) have been duly authorized and validly issued in accordance with the limited partnership agreement or limited liability company agreement (collectively, the “Operative Agreements”) and the certificate of limited partnership, formation or conversion, or other similar organizational document (in each case as amended to date) (collectively with the Operative Agreements, the “Organizational Documents”), as applicable, of such Operating Subsidiary, are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Operating Subsidiary) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or Sections 153.102, 153.202 and 153.210 of the Texas Business Organizations Code (the “TBOC”), as applicable), and (ii) are owned, directly or indirectly, by the Partnership, free and clear of all Liens, except restrictions on transferability as described in the Disclosure Package and the Final Prospectus or as otherwise contained in the Organizational Documents.

(n)           The Partnership owns 100% of the issued and outstanding membership interests in the Operating GP.

(o)           The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership and the Operating GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership.

(p)           The Operating Partnership owns 100% of the issued and outstanding membership interests in EnLink Midstream Holdings GP, LLC, a Delaware limited liability company (“EnLink Midstream Holdings GP”). EnLink Midstream Holdings GP is the sole general partner of EnLink Midstream Holdings.

(q)           The Operating Partnership owns a 75% limited partner interest in EnLink Midstream Holdings; such partner interest (i) has been duly authorized and validly issued in accordance with the Organizational Documents of EnLink Midstream Holdings, (ii) is fully paid (to the extent required under the Organizational Documents of EnLink Midstream Holdings) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and (iii) is owned directly by the Operating Partnership, free and clear of all Liens, except (A) restrictions on transferability as described in the Disclosure Package and the Final Prospectus or (B) as otherwise contained in the Organizational Documents of the Operating Partnership.

(r)            ENLC indirectly owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Third Amended and Restated Limited Liability Company Agreement of the General Partner dated as of July 7, 2014 (as amended, the “GP LLC Agreement”) and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and ENLC indirectly owns its membership interests free and clear of all Liens (except (i) restrictions on transferability as described in the Disclosure Package and the Final Prospectus, (ii) those arising under the ENLC Credit Agreement or (iii) as otherwise contained in the Organizational Documents of the General Partner).

(s)            As of the date hereof, the Partnership has no direct or indirect subsidiaries other than the Operating Subsidiaries that would be deemed a “significant subsidiary” as such term is defined in Rule 405 (assuming, for purposes of this paragraph, that the conditions described in such definition are determined as of the date hereof).

(t)            The Partnership has all requisite power and authority to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement.  All limited partnership action required to be taken by the Partnership or any of its partners for the authorization, issuance, sale and delivery of the Securities and the consummation of the transactions contemplated by this Agreement, the 2025 Notes Indenture and the 2045 Notes Indenture shall have been validly taken. This Agreement has been duly and validly authorized, executed and delivered by the Partnership.

(u)           The Securities have been duly authorized and, when executed by the Partnership, authenticated by the Trustee in accordance with the 2025 Notes Indenture and the 2045 Notes Indenture, as applicable, and delivered against payment of the purchase price for the Securities as provided in this Agreement, will constitute valid and legally binding obligations of the Partnership, entitled to the benefits of the 2025 Notes Indenture and the 2045 Notes Indenture, as applicable, and enforceable against the Partnership in accordance with their terms, except as enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy and indemnification and contribution and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(v)           The 2025 Notes Indenture, the 2045 Notes Indenture and the Securities, when issued and delivered against payment therefor as provided herein and in the Indenture, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

(w)          The 2045 Notes Indenture has been duly and validly authorized, executed and delivered by the Partnership.  The execution and delivery of, and the performance by the Partnership of its obligations under, the 2025 Notes Indenture have been duly and validly authorized by the Partnership. Each of the 2025 Notes Indenture and the 2045 Notes Indenture has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery of the 2025 Notes Indenture and the 2045 Notes Indenture by the Trustee, the 2045 Notes Indenture constitutes, and when executed and delivered by the parties thereto, the 2025 Notes Indenture will constitute, a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as enforceability thereof may be limited by the Enforceability Exceptions.

(x)           None of the offering, issuance and sale by the Partnership of the Securities, the execution, delivery and performance of this Agreement by the Partnership, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of the Partnership to perform its obligations under this Agreement.

(y)           No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Securities, the execution, delivery and performance of this Agreement by the Partnership or the consummation by the Partnership of the transactions contemplated by this Agreement, except (i) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) for such consents required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iii) for such consents that have been, or prior to the Closing Date will be, obtained, or (iv) as disclosed in the Disclosure Package and the Final Prospectus.

(z)           None of the Partnership Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, except as disclosed in the Disclosure Package and the Final Prospectus.  Except as disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which such information is given in the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Partnership Entities and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or otherwise), partners’ capital, members’ equity, net worth or results of operations of the Partnership Entities.

(aa)         The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except to the extent described therein.  There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus that are not included or incorporated by reference as required.  The Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Disclosure Package and the Final Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Act) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final

Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(bb)         KPMG LLP, who have certified certain financial statements of EnLink Midstream Holdings, LP Predecessor and the Partnership and its consolidated subsidiaries, and have audited the effectiveness of the Partnership’s internal control over financial reporting and expressed an unqualified opinion on management’s assessment thereof, whose reports appear in the Disclosure Package and the Final Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 6(e) hereof, are independent public accountants as required by the Act.

(cc)         The pro forma financial statements incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The pro forma financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(dd)         The Operating Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package and the Final Prospectus as owned by the Operating Subsidiaries, free and clear of all Liens, except (i) as described, and subject to limitations contained, in the Disclosure Package and Final Prospectus or (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Final Prospectus.

(ee)         The Partnership Entities maintain insurance covering the properties, operations, personnel and businesses of the Partnership Entities against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(ff)          Except as described in the Disclosure Package and the Final Prospectus, there is (i) no action, suit or proceeding before or by any federal or state court, commission, arbitrator or governmental or regulatory agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Securities, or (C) in any manner draw into question the validity of this Agreement.

(gg)         There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

(hh)         No labor disturbance by the employees of the Partnership Entities exists or, to the knowledge of the Partnership, is threatened or imminent.

(ii)           Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

(jj)           None of the Partnership Entities is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of the Partnership to perform its obligations under this Agreement.  To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(kk)         None of the Partnership Entities is now, and after sale of the Securities to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” none of the Partnership Entities will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ll)           Each of the Partnership Entities (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(mm)      (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(nn)         Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the General Partner, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership and each of its subsidiaries, and (ii) there have been no changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(oo)         None of the Partnership Entities, nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any Partnership Entity (in their capacity as directors, officers, agents, employees or affiliates) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(pp)         The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

(qq)         Neither the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of the Partnership Entities (i) is currently subject to any sanctions imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce).

(rr)           The General Partner’s officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(ss)          None of the Partnership Entities has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities in violation of any law, rule or regulation.

(tt)           Other than the compensation pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(uu)         Except (i) with respect to the Midstream Holdings Entities and (ii) as described in the Disclosure Package and the Final Prospectus, no Operating Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Operating Subsidiary’s capital stock, from repaying to the Partnership any loans or advances to such Operating Subsidiary from the Partnership or from transferring any of such Operating Subsidiary’s property or assets to the Partnership or any other Operating Subsidiary.

(vv)         Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Final Prospectus, and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date in the manner described, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(ww)       Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(xx)         The Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Materials, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(yy)         Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the Partnership Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Partnership Entities or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA, and, if applicable, the qualification requirements under Section 401 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), except where the failure to comply would not have a Material Adverse Effect.  “ERISA Affiliate” means, with respect to the Partnership Entities, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code with which the Partnership Entities is treated as a single employer.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained as of the date hereof by the Partnership Entities or any of their ERISA Affiliates, except for any such occurrence as would not have a Material Adverse Effect.  No “employee benefit plan” established or maintained as of the date hereof by the Partnership Entities or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) except for such liabilities as would not have a Material Adverse Effect.  With respect to any “employee benefit plan” established, maintained or contributed to as of the date hereof by the Partnership Entities or any of their ERISA Affiliates, neither the Partnership Entities, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any such “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code except for such liability as would not have a Material Adverse Effect.

Any certificate signed by any officer of the General Partner and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.             Delivery and Payment.  Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.             Agreements.  The Partnership agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Partnership will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           The Partnership will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule V hereto and file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)           If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)           The Partnership will make generally available to its unitholders and to the Underwriters an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)            The Partnership will furnish to the Representatives and counsel for the Underwriters, upon request and without charge, one signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(g)           The Partnership will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Partnership be obligated to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(h)           The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)            The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(j)            The Partnership agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of representatives of the Partnership in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (ix) all other costs and expenses incident to the performance by the Partnership of its respective obligations hereunder.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Partnership shall have requested and caused Baker Botts L.L.P., counsel for the Partnership, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit A.

(c)           The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)           The Partnership shall have furnished to the Representatives a certificate of the General Partner, signed by the President or the Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Partnership in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such officer, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e)           The Partnership shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the Partnership’s financial statements and certain Partnership financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus.

(f)            Except as set forth in the Disclosure Package and the Final Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus exclusive of any amendment or supplement thereto after the date hereof, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capitalization or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g)           Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the

Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)           Prior to the Closing Date, the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

All opinions, letters and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to clause (i) of Section 10 hereof or because of any refusal, inability or failure on the part of the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.  (a)  The Partnership agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 who has participated in the distribution of Securities as underwriters against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto or any “road show” as defined in Rule 433(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership, each of the General Partner’s directors, officers and employees, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Partnership acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting” (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the sentences related to concessions and reallowances and (C) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above except to the extent it has been materially prejudiced by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to participate in any such claim or action and, to the extent that it wishes, to assume the defense thereof through the appointment of counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  In no event shall such the indemnifying party be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Underwriters on the other from the offering of the Securities.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total purchase discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and affiliate of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Partnership’s common units shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Partnership or the officers of the General Partner and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.          Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to: (a) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133; (b) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel, Facsimile: (212) 797-4561 and (c) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Attention: High Grade Transaction Management/Legal, Facsimile: (646) 855-5958; or, if sent to the Partnership, will be mailed, delivered or telefaxed to EnLink Midstream Partners, LP, 2501 Cedar Springs Road, Dallas, Texas 75201, Attention: General Counsel, Facsimile: (214) 953-9501.

13.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.          No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership on related or other matters).  The Partnership agrees that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

15.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

16.          Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.          Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.          Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

19.          Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus, together with the documents incorporated by reference therein, referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits, documents incorporated by reference therein and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B,” “Rule 433,” “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the several Underwriters.

Very truly yours,

EnLink Midstream Partners, LP

By:	EnLink Midstream GP, LLC

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Barclays Capital Inc.

By:	/s/ Gregory J. Hall
	Name:	Gregory J. Hall
	Title:	Managing Director

Deutsche Bank Securities Inc.

By:	/s/ Christopher Gerry
	Name:	Christopher Gerry
	Title:	Director

By:	/s/ Ben-Zion Smilchensky
	Name:	Ben-Zion Smilchensky
	Title:	Managing Director

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Keith Harman
	Name:	Keith Harman
	Title:	Managing Director

For themselves and the other several Underwriters
named in Schedule II to the
foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated May 7, 2015

Representative(s): Barclays Capital Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Title, Purchase Price and Description of Securities:

Title:	4.150% Senior Notes due 2025	5.050% Senior Notes due 2045

Principal amount:	$750,000,000	$150,000,000

Purchase price (include accrued interest or amortization, if any):	$743,827,500	$144,121,708 (includes accrued interest)

Closing Date, Time and Location:  May 12, 2015 at 10:00 a.m. at Latham & Watkins LLP, 811 Main Street, 37th Floor, Houston, Texas 77002

SCHEDULE II

Underwriters	Principal Amount of 2025 Notes to be Purchased	Principal Amount of 2045 Notes to be Purchased
Barclays Capital Inc.	$112,500,000	$22,500,000
Deutsche Bank Securities Inc.	112,500,000	22,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	112,500,000	22,500,000
BBVA Securities Inc.	45,000,000	9,000,000
Credit Agricole Securities (USA) Inc.	45,000,000	9,000,000
Mitsubishi UFJ Securities (USA), Inc.	45,000,000	9,000,000
PNC Capital Markets LLC.	45,000,000	9,000,000
RBC Capital Markets, LLC	45,000,000	9,000,000
SunTrust Robinson Humphrey, Inc.	45,000,000	9,000,000
U.S. Bancorp Investments, Inc.	45,000,000	9,000,000
Comerica Securities, Inc.	16,250,000	3,250,000
Fifth Third Securities, Inc.	16,250,000	3,250,000
The Huntington Investment Company	16,250,000	3,250,000
Regions Securities, LLC	16,250,000	3,250,000
Scotia Capital (USA) Inc.	16,250,000	3,250,000
SMBC Nikko Securities America, Inc.	16,250,000	3,250,000
Total	$750,000,000	$150,000,000

SCHEDULE III

Operating Subsidiaries

Entity	Jurisdiction of Formation
EnLink Midstream Operating GP, LLC	Delaware
EnLink Midstream Operating, LP	Delaware
EnLink Energy GP, LLC	Delaware
EnLink Midstream Holdings GP, LLC	Delaware
EnLink Midstream Holdings, LP	Delaware
EnLink Midstream Services, LLC	Texas
SWG Pipeline, L.L.C.	Texas
EnLink LIG Liquids, LLC	Louisiana
EnLink NGL Pipeline, LP	Texas
EnLink North Texas Pipeline, LP	Texas
EnLink North Texas Gathering, LP	Texas

Other Partnership Entities

Entity	Jurisdiction of Formation
EnLink Midstream Partners, LP	Delaware
EnLink Midstream GP, LLC	Delaware

SCHEDULE IV

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

Free writing prospectus filed with the Commission on May 7, 2015.

SCHEDULE V

Filed pursuant to Rule 433

Issuer Free Writing Prospectus dated May 7, 2015

Relating to Preliminary Prospectus Supplement dated May 7, 2015

Registration Statement No. 333-194465

ENLINK MIDSTREAM PARTNERS, LP

4.150% SENIOR NOTES DUE 2025

5.050% SENIOR NOTES DUE 2045

Pricing Term Sheet

Issuer:	EnLink Midstream Partners, LP

Security Type:	Senior Unsecured Notes

Pricing Date:	May 7, 2015

Settlement Date:	May 12, 2015 (T+3)

Net Proceeds (Before Expenses):	$887,086,500

	4.150% Senior Notes due 2025	5.050% Senior Notes due 2045

Principal Amount:	$750,000,000	$150,000,000

Maturity Date:	June 1, 2025	April 1, 2045

Benchmark Treasury:	2.000% due February 15, 2025	3.00% due November 15, 2044

Benchmark Price and Yield:	98-16; 2.171%	102-04; 2.892%

Spread to Benchmark:	+200 bps	+240 bps

Yield to Maturity:	4.171%	5.292%

Coupon:	4.150%	5.050%

Public Offering Price:	99.827%.	96.381%, plus an aggregate amount of $862,708, consisting of the pre-issuance accrued and unpaid interest from April 1, 2015.

Optional Redemption:

Make-Whole Call:	T + 30 bps prior to March 1, 2025	T + 30 bps prior to October 1, 2044

Call at Par:	On or after March 1, 2025	On or after October 1, 2044

Interest Payment Dates:	June 1 and December 1, beginning December 1, 2015	April 1 and October 1, beginning October 1, 2015

CUSIP / ISIN:	29336U AE7 / US29336UAE73	29336U AD9 / US29336UAD90

Ratings*:	Baa3 (Moody’s)
BBB (S&P)

Joint Book-Running Managers:

Barclays Capital Inc.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

PNC Capital Markets LLC

RBC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Co-Managers	Comerica Securities, Inc. Fifth Third Securities, Inc. The Huntington Investment Company Regions Securities LLC Scotia Capital (USA) Inc. SMBC Nikko Securities America, Inc.

*Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a base prospectus and a prospectus supplement) with the U.S. Securities and Exchange Commission, or the SEC, for the offering to which this communication relates.  Before you invest, you should read the prospectus supplement for this offering, the base prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC’s online database (EDGAR) on the SEC web site at http://www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus and prospectus supplement if you request them by contacting Barclays Capital Inc. at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

EXHIBIT A

FORM OF OPINION OF BAKER BOTTS L.L.P.

(i)                                                 Each of the entities listed on Exhibit A to this opinion (the “Covered Subsidiaries”) and the General Partner, the Partnership, the Operating GP, and the Operating Partnership (the “EnLink Midstream Entities” and, together with the Covered Subsidiaries, the “EnLink Midstream Covered Entities”) is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of its respective jurisdiction of formation or organization with all necessary limited partnership or limited liability company, as applicable, power and authority to own or lease its properties and to conduct its business in all material respects, in each case, as described in the Disclosure Package and the Final Prospectus.  Each of the EnLink Midstream Covered Entities is duly registered or qualified as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction set forth in Exhibit B to this opinion;

(ii)                                              (A) the General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership and (B) the Operating GP has all necessary limited liability company power and authority to act as general partner of the Operating Partnership, in each case of clause (A) and (B), in all material respects as described in the Disclosure Package and the Final Prospectus;

(iii)                                           the General Partner is the sole general partner of the Partnership; as of the date hereof, the General Partner has a 0.55% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware;

(iv)                                          EMI owns of record the EMI Units and the General Partner owns all of the Incentive Distribution Rights, in each case free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming EMI or the General Partner as a debtor, as applicable, is on file in the office of the Secretary of State of the State of Delaware, except Liens arising under the ENLC Credit Agreement;

(v)                                             the Partnership owns 100% of the issued and outstanding membership interests in the Operating GP; such membership interests have been duly authorized and validly issued (in accordance with the applicable Organizational Documents of the Operating GP), are fully paid (to the extent required under the Organizational Documents of the Operating GP) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and are owned by the Partnership, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware;

(vi)                                          the Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership and the Operating GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such partnership interests have been duly authorized and validly issued (in accordance with the applicable Organizational Documents of the Operating Partnership), are fully paid (to the extent required under the Organizational Documents of the Operating Partnership) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and are owned by the Partnership and the Operating GP, as applicable, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or the Operating GP as a debtor, as applicable, is on file in the office of the Secretary of State of the State of Delaware;

(vii)                                       ENLC indirectly owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and ENLC owns such membership interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming ENLC as a debtor is on file in the office of the Secretary of State of the State of Delaware, except Liens arising under the ENLC Credit Agreement;

(viii)                                    each of the 2025 Notes Indenture and the 2045 Notes Indenture has been duly authorized, executed and delivered by the Partnership and (assuming the due authorization, execution and delivery of the 2025 Notes Indenture and the 2045 Notes Indenture by the Trustee) constitutes a valid and legally binding agreement enforceable against the Partnership in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions; and the Securities have been duly authorized by the Partnership and, when executed and authenticated by the Trustee in accordance with the provisions of the 2025 Notes Indenture and the 2045 Notes Indenture, as applicable (assuming the due authorization, execution and delivery of the 2025 Notes Indenture and the 2045 Notes Indenture by the Trustee), and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforceability thereof may be limited by the Enforceability Exceptions and entitled to the benefits of the 2025 Notes Indenture and the 2045 Notes Indenture, as applicable;

(ix)                                          each of the 2025 Notes Indenture and the 2045 Notes Indenture has been duly qualified under the Trust Indenture Act;

(x)                                             this Agreement has been duly authorized, executed and delivered by the Partnership;

(xi)                                          the Registration Statement became effective under the Act automatically upon filing with the Commission on March 10, 2014, and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.  To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted or threatened by the Commission.

(xii)                                       none of the offering, issuance and sale by the Partnership of the Securities, the performance of the 2045 Notes Indenture by the Partnership, the execution, delivery and performance of this Agreement or the 2025 Notes Indenture by the Partnership, or the consummation of the transactions contemplated hereby or thereby (i) constitutes or will constitute a violation of the Organizational Documents of any of the EnLink Midstream Covered Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any agreement filed or incorporated by reference as an exhibit to the Registration Statement or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas, the laws of the State of New York or the federal laws of the United States of America (provided that such counsel need not express any opinion with respect to compliance with any state securities or federal or state antifraud law), which breaches, violations or defaults, in the case of clauses (ii) and (iii), would, individually or in the aggregate, have a Material Adverse Effect;

(xiii)                                    no permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, the federal law of the United States of America, the laws of the state of Texas or the laws of the State of New York is required in connection with the offering, issuance and sale by the Partnership of the Securities, the performance of the 2045 Notes Indenture by the Partnership, the execution, delivery and performance of this Agreement or the 2025 Notes Indenture by the Partnership or the consummation of the transactions contemplated hereby or thereby, except (i) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents required under the rules and regulations of FINRA, (iii) for such consents that have been obtained or made, (iv) as disclosed in the Disclosure Package and the Final Prospectus or (v) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect;

(xiv)                                   the statements set forth in the Disclosure Package and the Final Prospectus under the captions “Material United States Federal Income Tax Consequences” and “Material Income Tax Considerations,” insofar as they purport to constitute summaries of statutes, legal, governmental and regulatory proceedings, are accurate in all material respects;

(xv)                                      the description of the Securities and the Indenture included in the Disclosure Package and the Final Prospectus under the captions “The Offering,” “Description of Notes” and “Description of the Debt Securities” are accurate in all material respects; and

(xvi)                                   none of the EnLink Midstream Entities is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that such counsel has reviewed the Registration Statement, the Disclosure Package and the Final Prospectus and has participated in conferences with officers and other representatives of the General Partner, with representatives of the Partnership’s independent registered public accounting firm and with the Underwriters’ representatives and its counsel, at which the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed.  The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Final Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus involve matters of a non-legal nature.  Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent stated in paragraphs (xiv) and (xv).  Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises the Underwriters that:

(A) the Registration Statement, as of the latest Effective Date, the Preliminary Prospectus, as of the Execution Time, and the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Act; and

(B) nothing came to such counsel’s attention that caused such counsel to believe that:

(1) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(2) the Disclosure Package, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(3) the Final Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case such counsel has not been asked to, and does not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom, (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein or (c) that part of the Registration Statement that constitutes the Form T-1.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the EnLink Midstream Covered Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas and the laws of the State of New York, (D) with respect to the opinions expressed in paragraph (i) above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of each of the EnLink Midstream Covered Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit A to such opinion (each of which shall be delivered as of a recent date and shall be provided to you) and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other EnLink Midstream Covered Entities may be subject.